AMC GLOBAL MEDIA INC. REPORTS SECOND QUARTER 2026 RESULTS
New York, NY – July 30, 2026: AMC Global Media Inc. ("AMC Global Media" or the "Company") (NASDAQ: AMCX) today reported financial results for the second quarter ended June 30, 2026.
Chief Executive Officer Kristin Dolan said: "We are pleased to announce today an expansion of our relationship with a key long-term partner, Netflix. We have reached a global co-exclusive licensing agreement for the streaming rights to the entire Walking Dead Universe, which will provide a meaningful source of cash flow for years to come. We renewed distribution agreements with major partners Comcast and YouTube. We are increasing our guidance for the full year as we leverage the value of our IP, the importance of our studio and the strength of our partner relationships, particularly in the area of distribution."
Operational Highlights:
•Announced a content licensing agreement with Netflix for the co-exclusive global streaming rights to The Walking Dead Universe (7 series / 371 episodes) representing license fees of $500 million over the five-year license period, after which rights revert back to AMC Global Media.
◦The Walking Dead, in its entirety, will begin streaming on AMC+ for the first time early next year.
•Significant affiliate activity, including recent renewals with Comcast and YouTube, that includes the distribution of our linear networks, streaming services and FAST channels in addition to the future launch of our networks in YouTube TV’s genre packages.
◦Renewed distribution agreements with four of the top five major domestic MVPDs in the last 12 months including Comcast, DirecTV, DISH, and YouTube.
Financial Highlights – Second Quarter Ended June 30, 2026:
•Net cash provided by operating activities of $57 million; Free Cash Flow(1) of $43 million.
•Operating income of $16 million; Adjusted Operating Income(1) of $46 million.
•Net revenue of $547 million decreased 9% from the prior year. Foreign currency translation represented a beneficial impact of 28 basis points to our second quarter growth rate.
•Diluted EPS of $(0.51); Adjusted EPS(1) of $(0.28).
Consolidated Results:

(dollars in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Net Revenues	$547,495	$600,024	(8.8)%	$1,089,622	$1,155,257	(5.7)%
Operating Income	$15,854	$64,469	(75.4)%	$47,115	$128,666	(63.4)%
Adjusted Operating Income	$46,068	$109,386	(57.9)%	$115,042	$213,871	(46.2)%

Diluted Earnings (Loss) Per Share	$(0.51)	$0.91	n/m	$(0.94)	$1.25	n/m
Adjusted Earnings (Loss) Per Share	$(0.28)	$0.69	n/m	$(0.21)	$1.21	n/m

Net cash provided by operating activities	$57,192	$102,791	(44.4)%	$124,659	$211,596	(41.1)%
Free Cash Flow	$43,267	$95,741	(54.8)%	$108,082	$189,926	(43.1)%
n/m - Absolute percentages greater than 100% and comparisons between positive and negative values or zero values are considered not meaningful.
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results – Domestic Operations:

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Revenues, net:
Subscription	$305,902	$320,359	(4.5)%	$611,184	$633,732	(3.6)%
Advertising	108,829	122,606	(11.2)%	221,676	241,854	(8.3)%
Content licensing and other	55,659	83,888	(33.7)%	108,217	137,574	(21.3)%
Total revenues, net	$470,390	$526,853	(10.7)%	$941,077	$1,013,160	(7.1)%

Segment Adjusted Operating Income	$60,972	$126,339	(51.7)%	$153,233	$250,263	(38.8)%
Second Quarter Results
•Domestic Operations revenue decreased 11% from the prior year to $470 million.
◦Subscription revenue decreased 5% to $306 million primarily due to a decline in affiliate revenue, partially offset by streaming revenue growth.
▪Streaming revenue represented over a third of our Domestic Operations segment revenue in the second quarter. Streaming revenue increased 6% to $180 million primarily due to the impact of price increases across our services.
▪Affiliate revenue declined 17% to $126 million primarily due to basic subscriber declines.
◦Advertising revenue decreased 11% to $109 million. Advertising revenue included the one-time impact of a now resolved system integration issue in the second quarter. Excluding this one-time impact, advertising revenue declined in the mid-single digit percent area, due to lower ratings and marketplace pricing, partially offset by digital advertising growth.
◦Content licensing revenue decreased 34% to $56 million primarily due to the timing and availability of deliveries in the period.
•Segment Adjusted Operating Income decreased 52% to $61 million. The decrease in segment Adjusted Operating Income was primarily driven by revenue declines and increased marketing investments related to the timing of premieres.

Segment Results – International:

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Revenues, net:
Subscription	$46,612	$47,069	(1.0)%	$92,974	$91,771	1.3%
Advertising	29,383	26,003	13.0%	52,755	48,611	8.5%
Content licensing and other	2,605	2,463	5.8%	5,134	5,099	0.7%
Total revenues, net	$78,600	$75,535	4.1%	$150,863	$145,481	3.7%

Segment Adjusted Operating Income	$14,359	$14,737	(2.6)%	$19,796	$24,588	(19.5)%
Second Quarter Results
•International revenue increased 4% from the prior year to $79 million. Excluding the favorable impact of foreign currency translation, International revenue increased 2%.
◦Subscription revenue decreased 1% to $47 million primarily due to the previously disclosed wind-down of a joint venture that operated primarily in Poland and Africa, partially offset by the favorable impact of foreign currency translation. Excluding the favorable impact of foreign currency translation, subscription revenue decreased 3%.
◦Advertising revenue increased 13% to $29 million primarily related to revenue from the outperformance of advertising in the fourth quarter of 2025 that has since returned to normal levels and the favorable impact of foreign currency translation. Excluding the impact of foreign currency translation, advertising revenue increased 11%.
•Segment Adjusted Operating Income decreased 3% to $14 million. The decrease in segment Adjusted Operating Income was primarily driven by lower subscription revenue and higher selling, general and administrative expense, excluding the impact of foreign currency translation.

Other Matters:
The Walking Dead Universe License Agreement
On July 30, 2026, AMC Global Media announced that it had entered into a license agreement with Netflix Inc. granting Netflix co-exclusive global streaming rights to all shows in The Walking Dead Universe, including all seasons of The Walking Dead, Fear the Walking Dead, The Walking Dead: Daryl Dixon; The Walking Dead: Dead City; The Walking Dead: World Beyond; The Walking Dead: The Ones Who Live; and Tales of the Walking Dead.
AMC Global Media retains global rights to exhibit shows in The Walking Dead Universe on its own streaming services.
The license agreement generally provides for a five-year term for each licensed show, with licenses for individual shows commencing on different dates in different geographic territories based on the expiration of streaming rights under AMC Global Media’s existing licenses.
Under the license agreement, Netflix will pay an aggregate content license fee of $500 million payable in quarterly cash installments over the licensed period for each licensed title, commencing on the applicable start date for that title. The Company expects to receive cash payments of approximately $25 million in 2026. The Company expects to receive annual cash payments of approximately $100 million in 2027, 2028, 2029 and 2030, and expects to receive the remaining amount in 2031.
As a result of the extended payment terms, the aggregate revenue that the Company will recognize will be based on the present value of future payments, which is estimated to be approximately $445 million. In each of 2026 and 2027, the Company expects to recognize annual revenue related to the license agreement between $200 million to $225 million.
Repayment of Term Loan A Facility & Termination of Revolving Credit Facility
The Company repaid the $80 million remaining balance under the Term Loan A facility under its credit agreement and terminated its revolving credit facility on May 12, 2026.
Restructuring and Other Related Charges
Second quarter restructuring and other related charges were $1.3 million and included $0.8 million related to the Company's restructuring plan in its International segment and $0.5 million related to severance charges.
Stock Repurchase Program
On May 8, 2026, the Company entered into an accelerated share repurchase ("ASR") agreement with Citibank, N.A. (“Citibank”) to repurchase $30 million of its outstanding Class A Common Stock as part of its existing Stock Repurchase Program. The final settlement of the transaction is expected to occur in the fourth quarter of 2026, but may be completed earlier at Citibank’s election.
As of June 30, 2026, the Company had $87 million of authorization remaining for repurchase under its Stock Repurchase Program.
Outstanding Shares
As of July 24, 2026, the Company had 29,765,563 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.

Please see the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures
Internally, the Company uses Adjusted Operating Income (Loss) and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.
The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit (including equity-classified share-based compensation expenses or benefit and liability-classified share-based compensation expenses or benefit for non-employee director stock units), depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, the Company may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from Adjusted Operating Income (Loss) that affect the Company's operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expenses or benefit (including equity-classified share-based compensation expenses or benefit and liability-classified share-based compensation expenses or benefit for non-employee director stock units) allows management and investors to better track the performance of the various operating units of the business without regard to the period-to-period effects of share-based compensation awards, including the changes in fair value of liability-classified share-based compensation awards that will be cash settled. Beginning in June 2026, non-employee directors receive a portion of their compensation in director stock units that will be settled in cash. These liability classified share-based compensation awards are included in the share-based compensation adjustment to operating income (loss) to allow for comparability between periods without regard to the period-to-period effects of share-based compensation awards (including the changes in fair value of those awards from period to period).
The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.
Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 10 of this release.
The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in the Company's Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 10 of this release.
The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items and other one-time tax charges/benefits. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 11-12 of this release.

Forward-Looking Statements
This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
Conference Call Information
AMC Global Media will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2026 results. To listen to the call, please visit investors.amcglobalmedia.com.
About AMC Global Media
AMC Global Media (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, HIDIVE and All Reality; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution label Independent Film Company. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe. AMC Global Media is headquartered in the United States, with international operations in Iberia, Latin America, Central Europe, the U.K., Australia and New Zealand.
Contact

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcglobalmedia.com	georgia.juvelis@amcglobalmedia.com

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues, net	$547,495	$600,024	$1,089,622	$1,155,257
Operating expenses:
Technical and operating (excluding depreciation and amortization)	288,781	283,876	571,961	551,222
Selling, general and administrative	224,698	221,704	426,623	419,679
Depreciation and amortization	16,820	26,446	38,243	47,372
Restructuring and other related charges	1,342	3,529	5,680	8,318
Total operating expenses	531,641	535,555	1,042,507	1,026,591
Operating income	15,854	64,469	47,115	128,666
Other income (expense):
Interest expense	(42,667)	(42,460)	(84,012)	(85,852)
Interest income	3,186	8,205	6,310	16,620
Gain (loss) on extinguishment of debt, net	(3,784)	25,745	(3,784)	25,745
Miscellaneous, net	2,971	12,819	(13,971)	20,707
Total other income (expense)	(40,294)	4,309	(95,457)	(22,780)
Income (loss) from operations before income taxes	(24,440)	68,778	(48,342)	105,886
Income tax (expense) benefit	4,675	(16,072)	11,413	(31,027)
Net income (loss) including noncontrolling interests	(19,765)	52,706	(36,929)	74,859
Less: Net income attributable to noncontrolling interests	(2,178)	(2,417)	(3,884)	(6,521)
Net income (loss) attributable to AMC Global Media's stockholders	$(21,943)	$50,289	$(40,813)	$68,338

Net income (loss) per share attributable to AMC Global Media's stockholders:
Basic	$(0.51)	$1.12	$(0.94)	$1.52
Diluted	$(0.51)	$0.91	$(0.94)	$1.25

Weighted average common shares:
Basic	43,016	44,868	43,320	44,845
Diluted	43,016	56,350	43,320	56,482

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$(36,929)	$74,859
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	38,243	47,372
Share-based compensation expenses	13,590	13,800
Non-cash restructuring and other related charges	—	5,320
Amortization of program rights	415,429	409,631
Amortization of deferred carriage fees	5,301	13,771
Unrealized foreign currency transaction (gain) loss	7,886	(14,861)
Amortization of deferred financing costs and discounts on indebtedness	4,243	3,935
(Gain) loss on extinguishment of debt, net	3,784	(25,745)
Deferred income taxes	21,899	(11,156)
Other, net	(3,667)	(6,233)
Changes in assets and liabilities:
Accounts receivable, trade (including amounts due from related parties, net)	24,932	16,506
Prepaid expenses and other assets	(9,958)	38,407
Program rights and obligations, net	(343,056)	(331,534)
Deferred revenue	2,425	7,567
Accounts payable, accrued liabilities and other liabilities	(19,463)	(30,043)
Net cash provided by operating activities	124,659	211,596
Cash flows from investing activities:
Capital expenditures	(16,577)	(21,670)
Other investing activities, net	(734)	(690)
Net cash used in investing activities	(17,311)	(22,360)
Cash flows from financing activities:
Redemption of 10.25% Senior Secured Notes due 2029	(14,404)	—
Payments on Term Loan A Facility	(82,890)	(36,250)
Tender and repurchase of 4.25% Senior Notes due 2029	—	(72,405)
Payments for financing costs	(2,000)	(763)
Deemed repurchases of restricted stock units	(7,098)	(4,044)
Purchase of treasury stock	(30,000)	(10,329)
Principal payments on finance lease obligations	(1,853)	(2,439)
Net cash used in financing activities	(138,245)	(126,230)
Net increase (decrease) in cash and cash equivalents from operations	(30,897)	63,006
Effect of exchange rate changes on cash and cash equivalents	(7,486)	18,752
Cash and cash equivalents at beginning of period	502,379	784,649
Cash and cash equivalents at end of period	$463,996	$866,407

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$463,996	$502,379
Accounts receivable, trade (less allowance for doubtful accounts of $10,163 and $11,523)	547,187	575,263
Prepaid expenses and other current assets	251,162	202,967
Total current assets	1,262,345	1,280,609
Property and equipment, net of accumulated depreciation of $431,300 and $409,991	110,555	115,978
Program rights, net	1,627,782	1,763,084
Intangible assets, net	169,447	184,803
Goodwill	165,190	166,809
Deferred tax assets, net	14,857	17,781
Operating lease right-of-use assets	67,934	72,545
Other assets	309,230	335,272
Total assets	$3,727,340	$3,936,881
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$116,827	$94,742
Accrued liabilities	297,657	323,029
Current portion of program rights obligations	226,312	258,252
Deferred revenue	66,063	63,651
Current portion of long-term debt	—	11,068
Current portion of lease obligations	9,979	17,643
Total current liabilities	716,838	768,385
Program rights obligations	155,386	181,773
Long-term debt, net	1,661,026	1,741,225
Lease obligations	78,621	82,263
Deferred tax liabilities, net	127,581	108,164
Other liabilities	41,512	41,322
Total liabilities	2,780,964	2,923,132
Commitments and contingencies
Stockholders' equity:
Class A Common Stock, $0.01 par value, 360,000 shares authorized: 66,730 and 66,730 shares issued and 29,766 and 31,215 shares outstanding, respectively	667	667
Class B Common Stock, $0.01 par value, 90,000 shares authorized: 11,484 shares issued and outstanding	115	115
Preferred stock, $0.01 par value, 45,000 shares authorized: none issued	—	—
Paid-in capital	418,442	429,902
Accumulated earnings	2,135,147	2,176,124
Treasury stock, at cost (36,965 and 35,516 shares of Class A Common Stock, respectively)	(1,419,793)	(1,406,027)
Accumulated other comprehensive loss	(223,352)	(218,910)
Total AMC Global Media stockholders' equity	911,226	981,871
Non-redeemable noncontrolling interests	35,150	31,878
Total stockholders' equity	946,376	1,013,749
Total liabilities and stockholders' equity	$3,727,340	$3,936,881

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Capitalization	June 30, 2026
Cash and cash equivalents	$463,996

4.25% Senior Notes due February 2029	276,706
4.25% Convertible Senior Notes due February 2029 (a)	143,750
10.50% Senior Secured Notes due July 2032	1,315,098
Senior notes (b)	$1,735,554
Total debt	$1,735,554

Net debt	$1,271,558

Finance leases	13,882
Net debt and finance leases	$1,285,440

	Twelve Months Ended June 30, 2026
Operating Income - (GAAP)	$51,771
Share-based compensation expense	24,356
Depreciation and amortization	85,296
Restructuring and other related charges	23,898
Impairment and other charges	97,784
Cloud computing amortization	9,211
Majority owned equity investees	20,729
Adjusted Operating Income - (Non-GAAP)	$313,045

Leverage ratio (c)	4.1	x
(a)Subject to the terms of the indenture for the Convertible Notes, the Convertible Notes may be converted at an initial conversion rate of 78.5083 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock).
(b)Represents the aggregate principal amount of the debt.
(c)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended June 30, 2026. No adjustments have been made for consolidated entities that are not 100% owned.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Adjusted Operating Income	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating income	$15,854	$64,469	$47,115	$128,666
Share-based compensation expenses (1)	6,729	8,043	12,826	13,800
Depreciation and amortization	16,820	26,446	38,243	47,372
Restructuring and other related charges	1,342	3,529	5,680	8,318
Cloud computing amortization	2,128	2,725	4,416	5,938
Majority owned equity investees AOI	3,195	4,174	6,762	9,777
Adjusted operating income	$46,068	$109,386	$115,042	$213,871

(1) Includes $1.0 million for the three and six months ended June 30, 2026, associated with cash-settled director stock units granted to non-employee directors.

Free Cash Flow (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$57,192	$102,791	$124,659	$211,596
Less: capital expenditures	(13,925)	(7,050)	(16,577)	(21,670)
Free Cash Flow	$43,267	$95,741	$108,082	$189,926

Supplemental Cash Flow Information	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Restructuring initiatives (2)	$(8,748)	$(2,169)	$(19,729)	$(7,920)
Distributions to noncontrolling interests	—	—	—	—

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements and programming write-offs) that affect period-to-period comparability.

(2) Restructuring initiatives includes cash payments of $7.7 million and $18.7 million for severance and employee-related costs for the three and six months ended June 30, 2026, respectively, and $1.0 million for content impairments and other exit costs for the three and six months ended June 30, 2026. Restructuring initiatives includes cash payments of $1.8 million and $7.2 million for severance and employee-related costs for the three and six months ended June 30, 2025, respectively, and $0.3 million and $0.7 million for content impairments and other exit costs for the three and six months ended June 30, 2025, respectively.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Three Months Ended June 30, 2026
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP)	$(24,440)	$4,675	$(2,178)	$(21,943)	$(0.51)
Adjustments:
Amortization of acquisition-related intangible assets	7,607	(1,724)	—	5,883	0.14
Restructuring and other related charges	1,342	(322)	—	1,020	0.02
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	3,784	(746)	—	3,038	0.07
Debt modification expenses	—	—	—	—	—
Adjusted Results (Non-GAAP)	$(11,707)	$1,883	$(2,178)	$(12,002)	$(0.28)

	Three Months Ended June 30, 2025
	Income from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP) (1)	$70,306	$(16,455)	$(2,417)	$51,434	$0.91
Adjustments:
Amortization of acquisition-related intangible assets	7,995	(1,801)	(358)	5,836	0.10
Restructuring and other related charges	3,529	(576)	(1,041)	1,912	0.03
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(25,745)	5,657	—	(20,088)	(0.35)
Adjusted Results (Non-GAAP)	$56,085	$(13,175)	$(3,816)	$39,094	$0.69
(1) Includes the required adjustment for interest expense associated with the convertible debt.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings (Loss) Per Share
	Six Months Ended June 30, 2026
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP)	$(48,342)	$11,413	$(3,884)	$(40,813)	$(0.94)
Adjustments:
Amortization of acquisition-related intangible assets	15,207	(3,452)	—	11,755	0.27
Restructuring and other related charges	5,680	(1,311)	—	4,369	0.10
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	3,784	(746)	—	3,038	0.07
Debt modification expenses	16,665	(3,933)	—	12,732	0.29
Adjusted Results (Non-GAAP)	$(7,006)	$1,971	$(3,884)	$(8,919)	$(0.21)

	Six Months Ended June 30, 2025
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP) (1)	$108,941	$(31,791)	$(6,521)	$70,629	$1.25
Adjustments:
Amortization of acquisition-related intangible assets	15,790	(3,696)	(717)	11,377	0.20
Restructuring and other related charges	8,318	(878)	(1,041)	6,399	0.11
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(25,745)	5,657		(20,088)	(0.35)
Adjusted Results (Non-GAAP)	$107,304	$(30,708)	$(8,279)	$68,317	$1.21
(1) Includes the required adjustment for interest expense associated with the convertible debt.